BYLAWS OF
                           AMERICAN BANK INCORPORATED

                                    ARTICLE I
                                     OFFICES

     1.1 REGISTERED OFFICE AND REGISTERED AGENT. The registered office of
         --------------------------------------
American Bank Incorporated ("Corporation") shall be located in the Commonwealth of Pennsylvania at such place as may be fixed from time to time by the Board of Directors upon filing of such notices as may be required by law, and the registered agent shall have a business office identical with such registered office.

     1.2 OTHER OFFICES. The Corporation may have other offices within or outside
         -------------
the Commonwealth of Pennsylvania at such place or places as the Board of Directors may from time to time determine.

                                   ARTICLE II
                             STOCKHOLDERS' MEETINGS

     2.1 PLACE OF MEETING. All meetings of the stockholders shall be held at
         ----------------
such place within or without the Commonwealth of Pennsylvania as shall be determined by the Board of Directors.

     2.2 ANNUAL AND SPECIAL MEETINGS. The annual meeting of the stockholders
         ---------------------------
for the election of directors and for the transaction of such other business as may properly come before the meeting shall be held each year at such date and time as may be determined by the Board of Directors and stated in the notice of such meeting. Special meetings of stockholders may be called only by the Chairman of the Board of Directors, the Board of Directors pursuant to a resolution approved by the affirmative vote of a majority of the directors then in office, or by any two or more shareholders owning, in aggregate, not less than thirty percent (30%) of the stock of the Corporation.

     2.3 ORGANIZATION AND CONDUCT. Each meeting of the stockholders shall be
         ------------------------
presided over by the President, or if the President is not present, by any Executive or Senior Vice President or such other person as the directors may determine. The Secretary, or in his absence a temporary Secretary, shall act as secretary of each meeting of the stockholders. In the absence of the Secretary and any temporary Secretary, the chairman of the meeting may appoint any person present to act as secretary of the meeting. The chairman of any meeting of the stockholders, unless prescribed by law or regulation or unless the Board of Directors has otherwise determined, shall determine the order of the business and the procedure at the meeting, including such regulation of the manner of voting and the conduct of discussions as shall be deemed appropriate by him in his sole discretion.

     2.4 NOTICE.
         ------

     (a) Written notice of every meeting of stockholders shall be given by, or at the direction of, the Secretary of the Corporation or other authorized person to each stockholder of record entitled to vote at the meeting at least (i) ten days prior to the date named for a meeting that will consider a fundamental change under Chapter 19 of the Pennsylvania Business Corporation Law ("BCL"), or any successor thereto, or (ii) five days prior to the date named for a meeting in any other case. A notice of meeting shall specify the place, date and hour of the meeting and in the case of a special meeting the general nature of the business to be transacted thereat, as well as any other information required by law.

     (b) When a meeting of stockholders is adjourned, it shall not be necessary to give any notice of the adjourned meeting or of the business to be transacted at an adjourned meeting, other than by announcement at the meeting at which the adjournment is taken, unless the Board of Directors fixes a new record date for the adjourned meeting or notice of the business to be transacted is required to be given by applicable law and such notice previously has not been given.

     2.5 RECORD DATE. The Board of Directors may fix in advance a record date
         -----------
for the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders, or any adjournment thereof, such date to be not more than ninety (90) days and not less than (i) ten (10) days in the case of a meeting that will consider a fundamental change under Chapter 19 of the BCL, or any successor thereto, or (ii) five (5) days in the case of a meeting for any other purpose, prior to the date of the meeting established by the Board of Directors.

     2.6 VOTING LIST. The office or agent having charge of the transfer books
         -----------
for shares of the Corporation shall make a complete list of the stockholders entitled to vote at any meeting of stockholders, arranged in alphabetical order, with the address of and number of shares held by each. The list shall be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any stockholder during the whole time of the meeting for the purposes thereof.

     2.7 QUORUM. Except as otherwise required by law:
         ------

     (a) The presence in person or by proxy of stockholders entitled to vote at least a majority of the votes that all stockholders are entitled to cast on a particular matter to be acted upon at a meeting of stockholders (after giving effect to Article IX of the Corporation's Articles of Incorporation) shall constitute a quorum for the purposes of consideration and action on the matter. Where a separate vote by a class or classes is required, a majority of the shares of such class or classes present in person or represented by proxy shall constitute a quorum entitled to take action with respect to that vote on that matter. If a quorum shall fail to attend any meeting, the chairman of the meeting or the holders of a majority of the shares of stock entitled to vote who are present, in person or by proxy, may adjourn the meeting to another place, date, or time. If a notice of any adjourned special meeting of stockholders is sent to all stockholders entitled to vote thereat, stating that it will be held with those present constituting a quorum, then except as otherwise required by law, those present at such adjourned meeting shall constitute a quorum, and all matters shall be determined by a majority of the votes cast at such meeting.

     (b) The stockholders present at a duly organized meeting can continue to do business until adjournment notwithstanding the general withdrawal of enough stockholders to leave less than a quorum.

     2.8 VOTING OF SHARES.
         ----------------

     (a) Except as otherwise provided in these Bylaws or to the extent that voting rights of the shares of any class or classes are limited or denied by the Articles of Incorporation, each stockholder, on each matter submitted to a vote at a meeting of stockholders, shall have one vote for each share of stock registered in his name on the books of the Corporation.

     (b) Except as otherwise provided by the Articles of Incorporation, by law or by paragraph (c) of this Section 2.8, any corporate action to be taken by vote of the stockholders of the Corporation shall be authorized by receiving the affirmative vote of a majority of the votes cast by all stockholders entitled to vote thereon and, if any stockholders are entitled to vote thereon as a class, upon receiving the affirmative vote of a majority of the votes cast by stockholders entitled to vote as a class.

     (c) Directors are to be elected by a plurality of votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present. If, at any meeting of the stockholders, due to a vacancy or vacancies or otherwise, directors of more than one class of the Board of Directors are to be elected, each class of directors to be elected at the meeting shall be elected in a separate election by a plurality vote.

     2.9 PROXIES. Every stockholder entitled to vote at a meeting of
         -------
stockholders may authorize another person to act for him by a proxy duly executed by the stockholder or his duly authorized attorney-in-fact. The presence of, or vote or other action at a meeting of stockholders, by a proxy of a stockholder shall constitute the presence of, or vote or other action by the stockholder for all purposes. No proxy shall be valid after three years from the date of execution unless a longer time is expressly provided therein.

     2.10 PROPOSALS. At an annual meeting of the stockholders, only such
          ---------
business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, or (b) otherwise properly brought before the meeting by a stockholder. For business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation not later than ninety (90) days prior to the anniversary date of the mailing of proxy materials by the Corporation in connection with the immediately preceding annual meeting of stockholders of the Corporation or, in the case of the first annual meeting of stockholders of the Corporation following its acquisition of all of the outstanding capital stock of American Bank, ninety days prior to the anniversary date of the mailing of proxy materials by American Bank in connection with the immediately preceding annual meeting of American Bank prior to such acquisition. A stockholder's notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting (a) a brief description of the business desired to be brought before the annual meeting, (b) the name and address, as they appear on the Corporation's books, of the stockholder proposing such business, (c) the class and number of shares of the Corporation which are beneficially owned by the stockholder, and (d) any material interest of the stockholder in such business. The chairman of an annual meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this
Article II, Section 2.10, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted. This provision is not a limitation on any other applicable laws and regulations.

     2.11 JUDGES OF ELECTION.
          ------------------

     (a) For each meeting of stockholders, the Board of Directors may appoint judges of election, who need not be stockholders, to act at the meeting or any adjournment thereof. If judges of election are not so appointed, the presiding officer of the meeting may, and on the request of any stockholder shall, appoint judges of election at the meeting. The number of judges shall be one or three. A person who is a candidate for office to be filled at the meeting shall not act as a judge.

     (b) The judges of election shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, the authenticity, validity and effect of proxies, receive votes or ballots, hear and determine all challenges and questions in any way arising in connection with the right to vote, count and tabulate all votes, determine the result and do such acts as may be proper to conduct the election or vote with fairness to all stockholders. The judges of election shall perform their duties impartially, in good faith, to the best of their ability and as expeditiously as is practical. If there are three judges of election, the decision, act or certificate of a majority shall be effective in all respects as the decision, act or certificate of all.

                                   ARTICLE III
                               BOARD OF DIRECTORS

     3.1 NUMBER AND POWERS. The business affairs of the Corporation shall be
         -----------------
managed under the direction of a Board of Directors of not less than five (5) nor more than fifteen (15), as set from time to time by resolution of the Board of Directors. Directors are required to have an initial investment in the Corporation's common stock of not less than one hundred thousand dollars ($100,000). Directors are not required to be a resident of the Commonwealth of Pennsylvania. In addition to the powers and authorities expressly conferred upon it by these Bylaws and the Articles of Incorporation, all such powers of the Corporation as are not by statute or by the Corporation's Articles of Incorporation or by these Bylaws directed or required to be exercised or done by the stockholders may be exercised by or under the authority of the Board of Directors.

     3.2 CLASSIFICATION AND TERMS. The classification and terms of the directors
         ------------------------
shall be as set forth in the Corporation's Articles of Incorporation, which provisions are incorporated herein with the same effect as if they were set forth herein.

     3.3 VACANCIES. All vacancies in the Board of Directors shall be filled
         ---------
in the manner provided in the Corporation's Articles of Incorporation, which provisions are incorporated herein with the same effect as if they were set forth herein.

     3.4 REMOVAL OF DIRECTORS. Directors may be removed in the manner provided
         --------------------
in the Corporation's Articles of Incorporation, which provisions are incorporated herein with the same effect as if they were set forth herein.

     3.5 REGULAR MEETINGS. Regular meetings of the Board of Directors or any
         ----------------
committee may be held without notice at the principal place of business of the Corporation or at such other place or places, either within or without the Commonwealth of Pennsylvania, as the Board of Directors or such committee, as the case may be, may from time to time appoint or as may be designated in the notice of the meeting. A regular meeting of the Board of Directors shall be held without notice immediately after the annual meeting of stockholders.

     3.6 Special Meetings.
         ----------------

     (a) Special meetings of the Board of Directors may be called at any time by the Chairman, President or by a majority of the authorized number of directors, to be held at the principal place of business of the Corporation or at such other place or places as the Board of Directors or the person or persons calling such meeting may from time to time designate. Written notice of all special meetings of the Board of Directors shall be given to each director by five days' service of the same. Such notice need not specify the business to be transacted at, nor the purpose of, the meeting.

     (b) Special meetings of any committee may be called at any time by such person or persons and with such notice as shall be specified for such committee by the Board of Directors, or in the absence of such specification, in the manner and with the notice required for special meetings of the Board of Directors.

     3.7 ACTION OF DIRECTORS BY COMMUNICATIONS EQUIPMENT. One or more persons
         -----------------------------------------------
may participate in a meeting of directors, or of a committee thereof, by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other.

     3.8 QUORUM OF AND ACTION BY DIRECTORS. A majority of the Board of Directors
         ---------------------------------
then in office shall be necessary at all meetings to constitute a quorum for the transaction of business and the acts of a majority of the directors present and voting at a meeting at which a quorum is present shall be the acts of the Board of Directors. Every director of the Corporation shall be entitled to one vote.

     3.9 REGISTERING DISSENT. A director who is present at a meeting of the
         -------------------
Board of Directors or of a committee thereof, at which action on a corporate matter is taken on which the director is generally competent to act, shall be presumed to have assented to such action unless his dissent is entered in the minutes of the meeting, or unless he files his written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof, or unless he delivers his dissent in writing to the Secretary of the Corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

     3.10 ACTION BY DIRECTORS WITHOUT A MEETING. Any action which may be taken
          -------------------------------------
at a meeting of the directors, or of a committee thereof, may be taken without a meeting if prior or subsequent to the action a consent or consents in writing setting forth the action so taken or to be taken is signed by all of the directors in office, or by all of the members of the committee as the case may be, and filed with the Secretary of the Corporation. Such consent shall have the same effect as a unanimous vote.

     3.11 COMPENSATION OF DIRECTORS. The Board of Directors shall have the
          -------------------------
authority to fix the compensation of directors for their services as directors and a director may be a salaried officer of the Corporation.

     3.12 NOMINATIONS OF DIRECTORS. Subject to the rights of holders of any
          ------------------------
class or series of stock having a preference over the common stock as to dividends or upon liquidation, nominations for the election of directors may be made by the Board of Directors or committee appointed by the Board of Directors or by any stockholder entitled to vote generally in an election of directors. However, any stockholder entitled to vote generally in an election of directors may nominate one or more persons for election as directors at a meeting only if written notice of such stockholder's intent to make such nomination or nominations has been given, either by personal delivery or by United States mail, postage prepaid to the Secretary of the Corporation not later than (i) ninety (90) days prior to the anniversary date of the mailing of proxy materials by the Corporation in connection with the immediately preceding annual meeting of stockholders of the Corporation or, in the case of the first annual meeting of stockholders of the Corporation following its acquisition of all of the outstanding capital stock of American Bank, ninety (90) days prior to the anniversary date of the mailing of proxy materials by American Bank in connection with the immediately preceding annual meeting of American Bank prior to such acquisition, and (ii) with respect to an election to be held at a special meeting of stockholders for the election of directors, the close of business on the tenth (10th) day following the date on which notice of such meeting is first given to stockholders. Each such notice shall set forth: (a) the name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated; (b) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings between the stockholder and each nominee and any arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholders; (d) such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission; and (e) the consent of each nominee to serve as a director of the Corporation if so elected. The presiding officer of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedures.

                                   ARTICLE IV
                         EXECUTIVE AND OTHER COMMITTEES

     4.1 EXECUTIVE COMMITTEE.
         -------------------

     (a) The Chairman shall appoint from the Board of Directors an Executive Committee of not less than three (3) members, and may delegate to such committee, except as otherwise provided by law or the Articles of Incorporation, the powers of the Board of Directors in the management of the business and affairs of the Corporation in the intervals between meetings of the Board of Directors in all cases in which specific directions shall not have been given by the Board, as well as the power to authorize the seal of the Corporation to be affixed to all papers which may require it, provided, however, that the Executive Committee shall not have the power or authority of the Board of Directors with respect to the following: the submission to stockholders of any action requiring approval of stockholders by law; the creation or filling of vacancies in the Board of Directors; the adoption, amendment or repeal of the Articles of Incorporation or these Bylaws; the amendment or repeal of any resolution of the Board of Directors that by its terms is amendable or repealable only by the Board of Directors; action on matters committed by these Bylaws or resolution of the Board of Directors to another committee of the Board of Directors; the declaration of dividends; and approval of a transaction in which any member of the Executive Committee, directly or indirectly, has any material beneficial interest.

     (b) Meetings of the Executive Committee shall be held at such times and places as the Chairman of the Executive Committee may determine. The Executive Committee, by a vote of a majority of its members, may appoint a Chairman and fix its rules of procedure, determine its manner of acting and specify what notice, if any, of meetings shall be given, except as otherwise set forth in these Bylaws or as the Board of Directors shall by resolution otherwise provide.

     (c) The Executive Committee shall keep minutes of all business transacted by it. All completed action by the Executive Committee shall be reported to the Board of Directors at its meeting next succeeding such action or at its meeting held in the month following the taking of such action, and shall be subject to revision or alteration by the Board of Directors.

     4.2 AUDIT COMMITTEE. The Chairman shall designate not less than three (3)
         ---------------
members of the Board of Directors who are not employed by the Corporation to constitute an Audit Committee, which shall receive and evaluate internal and independent auditor's reports, monitor the Corporation's adherence in accounting and financial reporting to generally accepted accounting principles and perform such other duties as may be delegated to it by the Board of Directors. Meetings of the Audit Committee shall be held at such times and places as the Chairman of the Audit Committee may determine. The Audit Committee, by a vote of a majority of its members, may fix its rules of procedure, determine its manner of acting and specify what notice, if any, of meetings shall be given, except as otherwise set forth in these Bylaws or as the Board of Directors shall by resolution otherwise provide.

     4.3 OTHER COMMITTEES. The Chairman may, by resolutions passed by a majority
         ----------------
of the Board of Directors, designate members of the Board to constitute other committees, which shall in each case consist of one or more directors and shall have and may execute such powers as may be determined and specified in the respective resolutions appointing them. A majority of all the members of any such committee may fix its rules of procedure, determine its manner of acting and fix the time and place of its meetings and specify what notice thereof, if any, shall be given, except as otherwise set forth in these Bylaws or as the Board of Directors shall by resolution otherwise provide.

     4.4 TERM. A majority of the Board of Directors shall have the power to
         ----
change the membership of any committee of the Board of Directors at any time, to fill vacancies therein and to discharge any such committee or to remove any member thereof, either with or without cause, at any time.

                                    ARTICLE V
                                    OFFICERS

     5.1 DESIGNATIONS. The Board of Directors shall annually appoint a Chairman
         ------------
of the Board, a President, Secretary, Treasurer and such other officers as the Board of Directors may from time to time deem appropriate.

     5.2 POWERS AND DUTIES. The officers of the Corporation shall have such
         -----------------
authority and perform such duties as are specified in these Bylaws and as the Board of Directors may from time to time authorize or determine. In the absence of action by the Board of Directors, the officers shall have such powers and duties as generally pertain to their respective offices.

     5.3 CHAIRMAN OF THE BOARD. The Chairman of the Board, who shall be chose
         ---------------------
from among the directors, shall preside at all meetings of the Board of Directors. He shall supervise the carrying out of the policies adopted or approved by the Board of Directors. The Chairman of the Board shall also be a voting member of all committees.

     5.4 PRESIDENT. The President shall preside over all meetings of
         ---------
stockholders and in the absence of the Chairman of the Board shall preside at all meetings of the Board of Directors. The President shall have general executive powers and shall have and may exercise any and all other powers and duties pertaining by law, regulations or practice to the office of President, or imposed by these Bylaws. The President shall also be a voting member of all committees, with the exception of the Audit Committee.

     5.5 SECRETARY. The Secretary shall keep the minutes of the meetings of the
         ---------
stockholders and the Board of Directors and shall give notice of all such meetings as required in these bylaws, the Corporation's Articles of Incorporation or by law. The Secretary shall have custody of such minutes, the seal of the Corporation and the stock certificate records of the Corporation, except to the extent some other person is authorized to have custody and possession thereof by a resolution of the Board of Directors.

     5.6 TREASURER. The Treasurer shall keep, or cause to be kept, the fiscal
         ---------
accounts of the Corporation, including an account of all monies received or disbursed.

     5.7 TERM; REMOVAL. Each officer of the Corporation shall hold office
         -------------
for a term of one year and until his successor has been selected and qualified or until his earlier death, resignation or removal. Any officer or agent of the Corporation may be removed at any time, with or without cause, by the Board of Directors, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create contract rights.

     5.8 COMPENSATION. The officers of the Corporation shall receive such salary
         ------------
or compensation as may be determined by or under authority of the Board of Directors.

     5.9 DELEGATION. In the case of absence or inability to act of any officer
         ----------
of the Corporation and of any person herein authorized to act in his place, the Board of Directors may from time to time delegate the powers or duties of such officer to any other officer or any director or other person whom it may select.

     5.10 VACANCIES. Vacancies in any office arising from any cause may be
          ---------
filled by the Board of Directors at any regular or special meeting of the Board.

     5.11 BONDS. The Board of Directors may, by resolution, require any and all
          -----
of the officers to give bonds to the Corporation, with sufficient surety or sureties, conditioned for the faithful performance of the duties of their respective offices, and to comply with such other conditions as may from time to time be required by the Board of Directors.

                                   ARTICLE VI
                                 INDEMNIFICATION

     6.1 THIRD PARTY ACTIONS. The Corporation shall indemnify any person who was
         -------------------
or is a party, or is threatened to be made a party, to any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation), by reason of the fact that he is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a representative of another domestic or foreign corporation for profit or not-for-profit, partnership, joint venture, trust or other enterprise, against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action or proceeding if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation and, with respect to any criminal proceeding, had no reasonable cause to believe his conduct was unlawful, provided that the Corporation shall not be liable for any amounts which may be due to any such person in connection with a settlement of any action or proceeding effected without its prior written consent or any action or proceeding initiated by any such person (other than an action or proceeding to enforce rights to indemnification hereunder).

     6.2 DERIVATIVE AND CORPORATE ACTIONS. The Corporation shall indemnify any
         --------------------------------
person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a representative of another domestic or foreign corporation for profit or not-for-profit, partnership, joint venture, trust or other enterprise, against expenses (including attorney's fees) actually and reasonably incurred by him in connection with the defense or settlement of the action if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation, provided that the Corporation shall not be liable for any amounts which may be due to any such person in connection with a settlement of any action or proceeding affected without its prior written consent. Indemnification shall not be made under this
Section 6.2 in respect of any claim, issue or matter as to which the person has been adjudged to be liable to the Corporation unless and only to the extent that the court of common pleas of the judicial district embracing the county in which the registered office of the Corporation is located or the court in which the action was brought determines upon application that, despite the adjudication of liability but in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for the expenses that the court of common pleas or other court deems proper.

     6.3 MANDATORY INDEMNIFICATION. To the extent that a representative of
         -------------------------
the Corporation has been successful on the merits or otherwise in defense of any action or proceeding referred to in Section 6.1 or Section 6.2 or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

     6.4 PROCEDURE FOR EFFECTING INDEMNIFICATION. Unless ordered by a court,
         ---------------------------------------
any indemnification under Section 6.1 or Section 6.2 shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the representative is proper in the circumstances because he has met the applicable standard of conduct set forth in those sections. The determination shall be made:

     (1) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to the action or proceeding;

     (2) if such a quorum is not obtainable, or if obtainable and a majority vote of a quorum of disinterested directors so directs, by independent legal counsel in a written opinion; or

     (3) by the stockholders.

     6.5 ADVANCING EXPENSES. Expenses (including attorneys' fees) incurred
         ------------------
in defending any action or proceeding referred to in this Article VI shall be paid by the Corporation in advance of the final disposition of the action or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined that he is not entitled to be indemnified by the Corporation as authorized in this Article VI or otherwise.

     6.6 INSURANCE. The Corporation shall have the power to purchase and
         ---------
maintain insurance on behalf of any person who is or was a representative of the Corporation or is or was serving at the request of the Corporation as a representative of another domestic or foreign corporation for profit or not-for-profit, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against that liability under the provisions of this Article VI.

     6.7 MODIFICATION. The duties of the Corporation to indemnify and to advance
         ------------
expenses to a director or officer provided in this Article VI shall be in the nature of a contract between the Corporation and each such person, and no amendment or repeal of any provision of this Article VI shall alter, to the detriment of such person, the right of such person to the advance of expenses or indemnification related to a claim based on an act or failure to act which took place prior to such amendment or repeal.

                                   ARTICLE VII
                                  CAPITAL STOCK

     7.1 CERTIFICATES. Certificates of stock shall be issued in numerical order,
         ------------
and each stockholder shall be entitled to a certificate signed by the President or a Vice President, and the Secretary or the Treasurer, or in such other manner as the Corporation may determine and may be sealed with the seal of the Corporation or a facsimile thereof. The signatures of such officers may be facsimiles if the certificate is manually signed on behalf of a transfer agent, or registered by a registrar, other than the Corporation itself or an employee of the Corporation. If an officer who has signed or whose facsimile signature has been placed upon such certificate ceases to be an officer before the certificate is issued, it may be issued by the Corporation with the same effect as if the person were an officer on the date of issue. Each certificate of stock shall state:

         (a) that the Corporation is incorporated under the laws of the Commonwealth of Pennsylvania;

         (b)  the name of the person to whom issued;

         (c) the number and class of shares and the designation of the series, if any, which such certificate represents; and

         (d) the par value of each share represented by such certificate, or a statement that such shares are without par value.

     7.2 TRANSFERS.
         ---------

     (a) Transfers of stock shall be made only upon the stock transfer books of the Corporation, kept at the registered office of the Corporation or at its principal place of business, or at the office of its transfer agent or registrar, and before a new certificate is issued the older certificate shall be surrendered for cancellation. The Board of Directors may, by resolution, open a share register in any state of the United States, and may employ an agent or agents to keep such register, and to record transfers of shares therein.

     (b) Shares of stock shall be transferred by delivery of the certificates therefor, accompanied either by an assignment in writing on the back of the certificate or an assignment separate from the certificate, or by a written power of attorney to sell, assign and transfer the same, signed by the holder of said certificate. No shares of stock shall be transferred on the books of the Corporation until the outstanding certificates therefor have been surrendered to the Corporation.

     7.3 REGISTERED OWNER. Registered stockholders shall be treated by the
         ----------------
Corporation as the holders in fact of the stock standing in their respective names and the Corporation shall not be bound to recognize any equitable or other claim to or interest in any share on the part of any other person, whether or not it shall have express or other notice thereof, except as expressly provided below or by the laws of the Commonwealth of Pennsylvania. The Board of Directors may adopt by resolution a procedure whereby a stockholder of the Corporation may certify in writing to the Corporation that all or a portion of the shares registered in the name of such stockholder are held for the account of a specified person or persons. The resolution shall set forth:

         (a)  The classification of shareholder who may certify;

         (b)  The purpose or purposes for which the certification may be made;

         (c)  The form of certification and information to be contained therein;

         (d) If the certification is with respect to a record date, the time after the record date within which the certification must be received by the Corporation; and

         (e) Such other provisions with respect to the procedure as are deemed necessary or desirable.

     Upon receipt by the Corporation of a certification complying with the above requirements, the persons specified in the certification shall be deemed, for the purpose or purposes set forth in the certification, to be the holders of record of the number of shares specified in place of the stockholder making the certification.

     7.4 MUTILATED, LOST OR DESTROYED CERTIFICATES. In case of any mutilation,
         -----------------------------------------
loss or destruction of any certificate of stock, another may be issued in its place upon receipt of proof of such mutilation, loss or destruction. The Board of Directors may impose conditions on such issuance and may require the giving of a satisfactory bond or indemnity to the Corporation in such sum as they might determine, or establish such other procedures as they deem necessary.

     7.5 FRACTIONAL SHARES OF SCRIP. The Corporation may: (a) issue fractions of
         --------------------------
a share which shall entitle the holder to exercise voting rights, to receive dividends thereon, and to participate in any of the assets of the Corporation in the event of liquidation; (b) arrange for the disposition of fractional interests by those entitled thereto; (c) pay in cash the fair value of fractions of a share as of the time when those entitled to receive such shares are determined; or (d) issue scrip in registered or bearer form which shall entitle the holder to receive a certificate for a full share upon the surrender of such scrip aggregating a full share.

                                  ARTICLE VIII
                            FISCAL YEAR; ANNUAL AUDIT

     The fiscal year of the Corporation shall end on the 31st day of December of each year. The Corporation shall be subject to an annual audit as of the end of its fiscal year by independent public accountants appointed by and responsible to the Board of Directors or the Audit Committee of the Board of Directors. The appointment of such accountants shall be subject to annual ratification by the stockholders.

                                   ARTICLE IX
                              DIVIDENDS AND FINANCE

     9.1 DIVIDENDS. Dividends may be declared by the Board of Directors and paid
         ---------
by the Corporation in accordance with the conditions and subject to the limitations imposed by the laws of the Commonwealth of Pennsylvania. The Board of Directors may declare dividends payable only to stockholders of record at the close of business on any business day not more than (90) days prior to the date on which the dividend is paid.

     9.2 DEPOSITORIES. The monies of the Corporation shall be deposited in
         ------------
the name of the Corporation in such bank or banks or trust company or trust companies as the Board of Directors shall designate, and shall be drawn out only by check or other order for payment of money signed by such persons and in such manner as may be determined by resolution of the Board of Directors.


                                    ARTICLE X
                                     NOTICES

     10.1 NOTICE. Whenever written notice is required to be given to any person
          ------
pursuant to these Bylaws, it may be given to the person either personally or by sending a copy thereof by first class or express mail, postage prepaid, or by telegram (with messenger service specified), telex or TWX (with answerback received) or courier service, charges prepaid, or by facsimile transmission, to his address (or to his telex, TWX or facsimile number), in the case of stockholders, appearing on the books of the Corporation or, in the case of directors, supplied by them to the Corporation for the purpose of notice or, in the case of the Corporation, at the address of its principal executive offices. If the notice is sent by mail, telegraph or courier service, it shall be deemed to have been given to the person entitled thereto when deposited in the United States mail or with a telegraph office or courier service for delivery to that person or, in the case of telex or TWX, when dispatched.

     10.2 WRITTEN WAIVER OF NOTICE. Whenever any written notice is required to
          ------------------------
be given under these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to the notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of the notice. Neither the business to be transacted at, nor the purpose of a meeting need be specified in the waiver of notice of the meeting.

     10.3 WAIVER OF NOTICE BY ATTENDANCE. Attendance of a person at any meeting
          ------------------------------
shall constitute a waiver of notice of the meeting except where a person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting was not lawfully called or convened.

                                   ARTICLE XI
                                      SEAL

     The corporate seal of the Corporation shall be in such form and bear such inscription as may be adopted by resolution of the Board of Directors, or by usage of the officers on behalf of the Corporation.

                                   ARTICLE XII
                                BOOKS AND RECORDS

     The Corporation shall keep correct and complete books and records of account and shall keep minutes and proceedings of meetings of its stockholders and Board of Directors; and it shall keep at its registered office or principal place of business, or at the office of its transfer agent or registrar, a record of its stockholders, giving the names and addresses of all stockholders and the number and class of the shares held by each. Any books, records and minutes may be in written form or any other form capable of being converted into written form within a reasonable time.

                                  ARTICLE XIII
                                   AMENDMENTS

     The Board of Directors, to the extent permitted by law, or stockholders may adopt, alter, amend or repeal the Bylaws of the Corporation. Such action by the Board of Directors shall require the affirmative vote of a majority of the directors then in office at any regular or special meeting of the Board of Directors. Such action by the stockholders shall require the affirmative vote of the holders of a majority of the shares of the Corporation entitled to vote generally in an election of directors, voting together as a single class, as well as such additional vote of the Preferred Stock as may be required by the provisions of any series thereof, provided that the affirmative vote of the holders of at least 75% of the shares of the Corporation entitled to vote generally in an election of directors, voting together as a single class, as well as such additional vote of the Preferred Stock as may be required by the provisions of any series thereof, shall be required to amend, adopt, alter, change or repeal any provision of these Bylaws which is inconsistent with
Article VI, VII, VIII, IX and X of the Articles of Incorporation of the Corporation and which is not approved by the affirmative vote of 80% of the members of the Corporation's Board of Directors then in office.